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EXHIBIT 16



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


March 31, 2002


Dear Sir/Madam:

We have read the first, second and third paragraphs of Item 4 included in the Form 8-K dated March 31, 2002 of Communitronics of America Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Prichard & Middleton, P.C.

Copy to:
David Pressler, Chief Executive Officer
Communitronics of America, Inc.





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